BancFirst Corporation Reports Third Quarter Earnings

OKLAHOMA CITY, Oct. 13, 2011 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS: BANF) reported net income of $12.6 million or $0.81 diluted earnings per share for the third quarter of 2011 and $34.0 million or $2.18 diluted earnings per share for the nine months ended September 30, 2011. These results compare to net income of $11.8 million or $0.75 diluted earnings per share for the third quarter of 2010 and $32.1 million or $2.05 diluted earnings per share for the nine months ended September 30, 2010.

For the third quarter of 2011 the Company's net interest income was $40.2 million, up $4.1 million or 11.5% from the same period in 2010. The increase was attributable to the increase in the Company's average earning assets. Average earning assets grew $813 million from a year ago including $378 million from acquisitions in addition to internal growth. The Company's net interest margin for the third quarter of 2011 was 3.20% versus 3.40% a year ago as interest rates remain at historically low levels. The Company's loan loss provision for the third quarter was $885,000 compared to $469,000 for the same period in 2010. Nonperforming loans declined to 0.92% of total assets compared to 1.05% a year ago. Net charge-offs of 0.07% compared to 0.26% for the same period a year ago. For the third quarter of 2011 noninterest income totaled $20.1 million which was up $2.0 million from last year. Noninterest income growth stemmed from higher commercial deposit revenues, insurance commissions, treasury management services and rental income on other real estate. Noninterest expense for the third quarter was $41.3 million compared to $35.4 million a year ago. The primary driver for the increase was from the acquisitions made in the fourth quarter of 2010 and in July 2011 which approximated $3.7 million of third quarter noninterest expense. Additionally, third quarter results included a $729,000 write down on other real estate. The Company's effective tax rate fell to 31.0% for the third quarter of 2011 compared to 35.9% a year ago. The decrease was largely due to $790,000 of income tax benefits realized from federal tax credit investments made in 2010 and 2011.

At September 30, 2011, the Company's total assets were $5.5 billion, up $873 million or 19.0% compared to September 30, 2010. Loans totaled $3.0 billion, up $228 million from a year ago. Deposits were $4.9 billion, up $805 million primarily as the result of demand deposit growth and acquisitions. The Company's equity capital rose to $474 million, up $21 million from September 30, 2010.

BancFirst Corporation completed its fifth acquisition in the last 18 months in July by acquiring FBC Financial Corporation and its subsidiary bank, 1st Bank Oklahoma, Claremore, Oklahoma. At acquisition, 1st Bank Oklahoma had approximately $208 million in total assets. 1st Bank Oklahoma will operate under its own name until it is merged into BancFirst in the first quarter of 2012.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 93 banking locations serving 50 communities across Oklahoma. More information can be found at bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data - Unaudited)

	2011
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$ 37,289	$ 38,006	$ 40,218		$ 115,513
Provision for loan losses	788	2,013	885		3,686
Securities transactions	8	1,316	50		1,374
Total noninterest income	17,730	19,679	20,117		57,526
Salaries and employee benefits	21,812	22,558	23,845		68,215
Total noninterest expense	36,397	39,610	41,259		117,266
Net income	11,355	10,115	12,553		34,023
Per Common Share Data:
Net income-basic	0.74	0.66	0.82		2.22
Net income-diluted	0.72	0.65	0.81		2.18
Cash dividends declared	0.25	0.25	0.27		0.77
Common shares outstanding	15,390,357	15,273,181	15,125,541		15,125,541
Average common shares outstanding -
Basic	15,375,644	15,364,738	15,210,090		15,306,355
Diluted	15,679,298	15,651,953	15,471,659		15,593,260
Performance Ratios:
Return on average assets	0.89%	0.77%	0.91%		0.86%
Return on average equity	9.90	8.59	10.50		9.66
Net interest margin	3.21	3.17	3.20		3.18
Efficiency ratio	66.15	68.67	68.38		67.77

	2010
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$ 33,860	$ 35,668	$ 36,071	$ 37,158	$ 142,757
Provision for loan losses	896	871	469	718	2,954
Securities transactions	136	(150)	333	5	324
Total noninterest income	15,962	17,012	18,163	18,801	69,938
Salaries and employee benefits	19,948	19,710	20,692	22,009	82,359
Total noninterest expense	34,901	34,505	35,389	39,300	144,095
Net income	9,303	11,042	11,787	10,177	42,309
Per Common Share Data:
Net income-basic	0.61	0.72	0.77	0.66	2.76
Net income-diluted	0.60	0.71	0.75	0.65	2.70
Cash dividends declared	0.23	0.23	0.25	0.25	0.96
Common shares outstanding	15,337,050	15,346,800	15,358,672	15,368,717	15,368,717
Average common shares outstanding -
Basic	15,319,111	15,344,374	15,356,366	15,362,388	15,348,102
Diluted	15,628,012	15,652,621	15,645,086	15,665,196	15,651,312
Performance Ratios:
Return on average assets	0.85%	0.98%	1.03%	0.83%	0.92%
Return on average equity	8.66	10.01	10.34	8.79	9.45
Net interest margin	3.38	3.44	3.40	3.29	3.37
Efficiency ratio	70.05	65.50	65.25	70.23	67.75

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share data - Unaudited)

	2011
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$ 5,239,658	$ 5,267,445	$ 5,472,306
Total loans	2,796,390	2,861,844	2,984,114
Allowance for loan losses	(36,136)	(37,092)	(37,456)
Securities	681,159	580,059	607,046
Deposits	4,666,199	4,701,999	4,887,332
Stockholders' equity	466,827	470,397	474,396
Book value per common share	30.33	30.80	31.36
Tangible book value per common share	26.71	27.17	27.52
Balance Sheet Ratios:
Average loans to deposits	60.83%	60.16%	60.58%
Average earning assets to total assets	92.49	92.49	92.22
Average stockholders' equity to average assets	9.03	8.98	8.67
Asset Quality Data:
Past due loans	$ 3,016	$ 1,166	$ 868
Nonaccrual loans	24,391	22,469	31,775
Restructured loans	316	344	1,059
Total nonperforming and restructured loans	27,723	23,979	33,702
Other real estate owned and repossessed assets	15,974	15,501	16,723
Total nonperforming and restructured assets	43,697	39,480	50,425
Nonperforming and restructured loans to total loans	0.99%	0.84%	1.13%
Nonperforming and restructured assets to total assets	0.83	0.75	0.92
Allowance to total loans	1.29	1.30	1.26
Allowance to nonperforming and restructured loans	130.35	154.68	111.14
Net charge-offs to average loans	0.06	0.15	0.07
	2010
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$ 4,508,789	$ 4,628,022	$ 4,599,182	$ 5,060,249
Total loans	2,766,304	2,793,346	2,756,118	2,811,964
Allowance for loan losses	(36,780)	(37,002)	(35,681)	(35,745)
Securities	429,585	579,315	578,837	743,803
Deposits	4,009,017	4,117,360	4,082,568	4,503,754
Stockholders' equity	436,901	445,592	453,869	458,594
Book value per common share	28.49	29.03	29.55	29.84
Tangible book value per common share	25.78	26.19	26.72	26.19
Balance Sheet Ratios:
Average loans to deposits	70.05%	68.89%	68.70%	63.14%
Average earning assets to total assets	92.62	92.76	92.83	92.75
Average stockholders' equity to average assets	9.86	9.77	9.92	9.44
Asset Quality Data:
Past due loans	$ 589	$ 1,911	$ 563	$ 1,096
Nonaccrual loans	37,801	38,328	25,684	26,701
Restructured loans	1,912	1,677	378	294
Total nonperforming and restructured loans	40,302	41,916	26,625	28,091
Other real estate owned and repossessed assets	10,272	9,748	21,499	23,179
Total nonperforming and restructured assets	50,574	51,664	48,124	51,270
Nonperforming and restructured loans to total loans	1.46%	1.50%	0.97%	1.00%
Nonperforming and restructured assets to total assets	1.12	1.12	1.05	1.01
Allowance to total loans	1.33	1.32	1.29	1.27
Allowance to nonperforming and restructured loans	91.26	88.28	134.01	127.25
Net charge-offs to average loans	0.07	0.09	0.26	0.09

BancFirst Corporation Consolidated Average Balance Sheets And Interest Margin Analysis Taxable Equivalent Basis (Dollars in thousands - Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2011			September 30, 2011
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 2,957,867	$ 42,167	5.66%	$ 2,858,171	$ 121,861	5.70%
Securities – taxable	563,791	2,754	1.94	575,604	9,391	2.18
Securities - tax exempt	68,179	773	4.50	74,787	2,668	4.77
Interest bearing deposits with banks	1,455,577	930	0.25	1,384,558	2,632	0.25
Total earning assets	5,045,414	46,624	3.67	4,893,120	136,552	3.73

Nonearning assets:
Cash and due from banks	152,892			143,891
Interest receivable and other assets	310,065			295,282
Allowance for loan losses	(37,189)			(36,439)
Total nonearning assets	425,768			402,734
Total assets	$ 5,471,182			$ 5,295,854

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Transaction deposits	$ 731,347	342	0.19%	$ 722,354	$ 1,144	0.21%
Savings deposits	1,759,400	1,902	0.43	1,657,603	7,470	0.60
Time deposits	946,326	2,915	1.22	922,857	8,776	1.27
Short-term borrowings	13,188	26	0.78	8,816	33	0.50
Long-term borrowings	32,933	332	4.00	34,153	833	3.26
Junior subordinated debentures	35,219	525	5.91	31,007	1,575	6.79
Total interest-bearing liabilities	3,518,413	6,042	0.68	3,376,790	19,831	0.79

Interest-free funds:
Noninterest bearing deposits	1,445,458			1,419,904
Interest payable and other liabilities	32,934			28,494
Stockholders' equity	474,377			470,666
Total interest free-funds	1,952,769			1,919,064
Total liabilities and stockholders' equity	$ 5,471,182			$ 5,295,854
Net interest income		$ 40,582			$ 116,721
Net interest spread			2.99%			2.94%
Net interest margin			3.20%			3.18%

CONTACT: Joe T. Shockley Jr., chief financial officer, +1-405-270-1003 or David Rainbolt, chief executive officer, BancFirst Corporation, +1-405-270-1002